UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 5, 2010

ALLOY STEEL INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-32875	98-0233941
(State or other jurisdiction of incorporation)	Commission File Number)	IRS Employer Identification No.)

42 MERCANTILE WAY MALAGA
P.O. BOX 3087 MALAGA DC 6945

(Address of principal executive offices)

Registrant’s telephone number, including area code:  +61 8 9248 3188

ITEM 8.01 Other Events

Alloy Steel International Inc

Corporate Update
The Board of Directors of the Company is currently examining various corporate strategies which would compliment the Company’s rapid growth and potential in the wear plate market.

These strategies include upgrading its listing to a more internationally recognized stock exchange, including the possibility of a dual listing on the Australian Securities Exchange.

As such, the Company is not considering a share split.

The market is more than ever more conscious of cost effectiveness. The Company’s products are increasing traction in being the premier product in delivering wear plate solutions. This is evidenced by the Company’s current forward order book of US$8.6 million.

About Us
Alloy Steel International Inc (OTCBB:AYSI) manufactures and distribute Arcoplate, a market leading wear-resistant alloy overlay wear plate, through a patented production process. In mining processing industries, wear is the primary cause of down time, the period of time where machinery is not in operation because of the necessity of repairs or refurbishment. The Arcoplate product line substantially lowers down time and the resulting lost production. Arcoplate is widely accepted in the mining and mineral processing industries to protect a host of fixed plant and mobile equipment applications. The Company boasts major mining companies as its clients and services the global market place from its Australian manufacturing facilities.

Forward Looking Statements
Certain statements in this announcement are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which reflect the Company’s current expectations and projections about future events. By their nature, forward-looking statements involve a number of risks, uncertainties and assumptions that could cause actual results or events to differ materially from those expressed or implied by the forward-looking statements. These risks, uncertainties and assumptions could adversely affect the outcome and financial effects of the plans and events described herein. The Company does not undertake any obligation to update or revise any statements in this announcement including forward-looking statements. No statements made herein regarding expectations or future profits are profit forecasts.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLOY STEEL INTERNATIONAL, INC.

Date: May 5, 2010	By:	/s/ Alan Winduss

Alan Winduss
Chief Financial Officer